PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267310

UNITED HEALTH PRODUCTS, INC.

15,000,000 Shares of Common Stock of United Health Products, Inc.

This prospectus relates to the offer and resale of up to 15,000,000 shares of our Common Stock, par value $0.001 per share, comprised of: (i) 757,576 shares of our common stock that we issued to White Lion Capital, LLC as Commitment Shares for making its irrevocable commitment to purchase shares of our common stock at our direction under the Common Stock Purchase Agreement dated September 1, 2022, or CSPA, between the Company and White Lion, and (ii) up to 14,242,424 shares of our common stock that we may issue to White Lion, from time to time, from and after the date of this prospectus, if and when we determine to sell additional shares of our common stock to White Lion as Purchase Notice Shares under CSPA. White Lion is also sometimes referred to in this prospectus as the selling security holder.

Our common stock is quoted on the OTCPK marketplace under the symbol “UEEC.” On September 2, 2022, the closing price of our common stock on OTCPK marketplace was $0.37 per share.

The shares of common stock may be offered by the selling security holder in negotiated transactions, at either prevailing market prices or negotiated prices. The selling security holder in its discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCPK marketplace or otherwise. The selling security holder can offer all, some or none of its shares of common stock, thus we have no way of determining the number of shares of common stock it will hold after this offering. See our discussion in the “Plan of Distribution” section of this prospectus.

The selling security holder and any brokers executing selling orders on behalf of the selling security holder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and commissions received by a broker executing selling orders may be deemed to be underwriting commissions under the Securities Act.

These are speculative securities. See “Risk Factors” beginning on page 8 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2022.

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This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus may also add, update or change information contained or incorporated by reference in this prospectus. This prospectus and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise in this prospectus, the terms “UHP,” the “Company,” “we,” “our” or “us” in this prospectus refer to United Health Products, Inc. unless otherwise specified.

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PROSPECTUS SUMMARY

This summary highlights selected information about our Company, the offering of our securities under this prospectus and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including “Risk Factors” contained in this prospectus beginning on page 8, and the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplement and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference into this prospectus or prospectus supplement, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

UHP develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is a neutralized, oxidized, regenerated cellulose (“NORC”) derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. We are in the process of seeking regulatory approval to sell our Hemostyp product line into the U.S. Class III and European CE Mark surgical markets.

Our HemoStyp Gauze Products

HemoStyp hemostatic gauze is a collagen-like natural substance created from chemically treated cellulose derived from cotton. It is an effective hemostatic agent registered with the FDA for superficial use under a 510k approval obtained in 2012 to help control bleeding from open wounds and body cavities. The HemoStyp hemostatic material contains no chemical additives, thrombin, collagen or animal-derived products, and is hypoallergenic. When the product comes in contact with blood it expands slightly and quickly converts to a translucent gel that subsequently breaks down into glucose and salts. Because of its benign impact on body tissue and the fact that it degrades to non-toxic end products, HemoStyp does not impede the healing of body tissue as do certain competing hemostatic products. Laboratory testing has shown HemoStyp to be 100% absorbable in the human body within 24 hours, compared to days or weeks with competing organic regenerated cellulose products. A human trial conducted in 2019 and 2020 demonstrated the effectiveness of HemoStyp in vascular, thoracic and abdominal surgical procedures.

HemoStyp hemostatic gauze is a flexible, silk-like material that is applied by placing the gauze onto the bleeding tissue. The supple material can be easily folded and manipulated as needed to fit the size of the wound or incision. In surface bleeding and surgical situations, the product quickly converts to a translucent gel that allows the physician or surgeon to monitor the coagulation process. The gel maintains a neutral pH level which avoids damaging the surrounding tissue. In superficial bleeding situations, HemoStyp can be bonded to an adhesive plastic bandage or integrated into a traditional gauze component to address a broad range of needs, including traumatic bleeding injuries and prolonged bleeding following hemodialysis.

Potential Target Markets

Our HemoStyp material is currently cut to several sizes and configuration and marketed as HemoStyp Gauze. Our potential customer base includes, without limitation, the following:

•	Hospitals and Surgery Centers for all Internal Surgical usage (in the event we obtain FDA Class III approval)
•	Hospitals, Clinics and Physicians for external trauma
•	EMS, Fire Departments and other First Responders
•	Military Medical Care Providers
•	Hemodialysis centers
•	Nursing Homes and Assisted Living Facilities
•	Dental and Oral & Maxillofacial Surgery Offices
•	Veterinary hospitals

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Primary Strategy

Our HemoStyp technology received an FDA 510k approval in 2012 for use in external or superficial bleeding situations and we believe there is an opportunity for HemoStyp products to address unmet needs in several medical applications that represent attractive commercial opportunities. However, the Class III surgical markets, both domestic and international, represent the most attractive market for our products due to the smaller number of competitors offering Class III approved hemostatic agents and the resulting premium pricing for products that can meet the demanding requirements of the human surgical environment. Our extensive laboratory testing and our completed human trial indicate that the HemoStyp technology can successfully compete against established Class III market participants and allow us to gain a significant market share. There can be no assurance that an FDA PMA will be granted.

In 2018, we made the decision to focus our efforts and resources on accessing these Class III markets to maximize the value potential of our HemoStyp. The Class III PMA process required a substantial investment of time and resources so we made the strategic determination to pause our sales and marketing to non-Class III markets in order to devote our full attention to the FDA process. In the fourth quarter of 2021, with our PMA application largely complete and under review by the FDA, we re-engaged with certain consumers and distributors of 510-k hemostatic products with the objective of developing a revenue channel in this market going forward. Our primary market focus for this initiative includes the first aid, hemodialysis and emergency medicine sectors.

In anticipation of receiving a Class III PMA (which cannot be assured), we are evaluating paths to rapidly grow our revenue and profits in all potential market segments, with the objective of maximizing shareholder value. Options under consideration include (i) a sale or merger of the Company with an industry leader in the wound care and surgical device sectors, which may include a pre-sale collaboration on commercialization and distribution, (ii) one or more commercial partnerships with established market participants, without any specific, associated sale or merger transaction, and (iii) a capital raising program to establish and grow our own marketing and distribution capabilities and drive revenue and profits organically.

The Company has been contacted by several medical technology companies that are active in the surgical equipment and hemostatic products sectors, and who have expressed an interest in the Company’s products and business strategy. In response to these inbound contacts, we continue to engage in discussions to evaluate the potential commercial partnerships in anticipation of an FDA decision on our Class III PMA application. There can be no assurances that any specific transaction will occur as a result of these discussions. No assurances can be given that the Company will identify any commercialization candidate(s) or complete a transaction.

Manufacturing and Packaging of our Products

The Company’s NORC products will be manufactured largely in the United States to our specifications and using our equipment through a contract manufacturing arrangement with an FDA certified contract manufacturer that maintains stringent quality control protocols to assure the uniformity and quality of all of our gauze products. Information on our equipment, the manufacturing process and our manufacturer’s facility has been submitted as part of our PMA submission. Certain of our adhesive bandage formats designed for the 510k market have been manufactured by a separate contractor based in China.

Patents and Trademarks

Our NORC technology is protected through patents filed with the U.S. Patent and Trademark Office, which protection currently runs through 2029. In 2020 and 2021, we filed additional U.S. and International patents that protect the use of our NORC technology in a gel or hydrocolloid formulation.

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On January 21, 2021, the U.S. Patent Office provided notification of publication of the Company’s patent application for the method of forming and using a hemostatic hydrocolloid. This publication does not imply any assurance of the receipt of the patent but establishes an obligation of any party that seeks to use the applicable method to pay royalties for the right to do so. The patent application for this process remains pending as of the date of this filing.

On February 11, 2021, the Company was notified that its application to establish global patent protection for the process of creating and deploying a hydrocolloid (or gel) format of its HemoStyp technology was accepted for publication under the procedures of the Patent Cooperation Treaty (“PCT”), an international patent law treaty which provides a unified procedure for filing a patent application in most foreign countries. We previously filed provisional patent applications for our HemoStyp hydrocolloid process in 2020. In January 2022 the Company initiated steps to register its hydrocolloid patent in the European common market and in additional foreign countries where we intend to commercialize any future HemoStypo gel formats. We can give no assurance that foreign registration of our patents will be granted in any of these jurisdictions.

The Company has registered trademarks for the following product formats:

•	Boo Boo Strips
•	The Ultimate Bandage
•	Hemostrips
•	Nik Fix

Corporate Information

United Health Products, Inc. is incorporated under the laws of the State of Nevada. Our principal executive office is located at 526 Commerce Circle, STE. #102 Mesquite, NV 89027 and our corporate telephone number is (475) 755-1005. Our website is www.unitedhealthproductsinc.com. Information on our website does not constitute a part of this prospectus. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC.

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Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including: (i) our Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2022 and second quarter ended June 30, 2022, respectively; and (ii) our Annual Report on Form 10-K for the year ended December 31, 2021, as described under the caption “Incorporation of Documents by Reference” on page 16 of this prospectus.

About This Offering

This prospectus relates to the offer and resale of up to 15,000,000 shares of our common stock, par value $0.001 per share, purchased by White Lion pursuant to the CSPA, between the Company and White Lion. All of the shares, when sold, will be sold by this selling security holder. The selling security holder may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling security holder. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA.

Common Stock Offered:

Up to 15,000,000 shares of our common stock comprised of: 757,576 shares purchased by White Lion upon the execution of the CSPA, and (ii) 14,242,424 shares we may issue to White Lion, from time to time, if and when we determine to sell additional shares of our common stock to White Lion.

Common Stock Outstanding at September 2, 2022:	229,737,399

Use of Proceeds:

We will not receive any proceeds from the sale of the 15,000,000 shares of common stock subject to resale by the selling security holder under this prospectus. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA.

Risk Factors:

An investment in the common stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

OTCPK Marketplace Symbol:	UEEC

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RISK FACTORS

Before making an investment decision in our securities, you should carefully consider the risks described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after that annual report, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Stock and this Offering

The market price of our stock has been and may continue to be highly volatile.

Our common stock is quoted on the OTCPK marketplace under the ticker symbol “UEEC”. The market price of our stock has been and may continue to be highly volatile, and announcements by us or by third parties may have a significant impact on our stock price. These announcements may include:

•	our operating results falling below the expectations of public market analysts and investors;
•	developments in our relationships with or developments affecting our customers or suppliers;
•	negative regulatory action or regulatory non-approval with respect to our products;
•	government regulation, governmental investigations, or audits related to us or to our products;
•	developments related to our patents or other proprietary rights or those of our competitors; and
•	changes in the position of securities analysts with respect to our stock.

The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for the medical technology sector companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

In addition, future sales by existing stockholders, or any new stockholders receiving our shares in any financing transaction may lower the price of our common stock, which could result in losses to our stockholders. Future sales of substantial amounts of common stock in the public market, or the possibility of such sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities. Substantially all of our common stock is freely tradable in the public market without restriction under the Securities Act, unless these shares are held by our “affiliates”, as that term is defined in Rule 144 under the Securities Act.

The low trading volume of our common stock may adversely affect the price of our shares and their liquidity.

Our common stock has generally experienced low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them.

We may in the future seek to raise funds through equity offerings, which could have a dilutive effect on our common stock.

In the future we may determine to raise capital through offerings of our common stock, securities convertible into our common stock or rights to acquire these securities or our common stock. The result of sales of such securities, the exercise of any warrants issued in connection with any such offering or the triggering of anti-dilution provisions in such securities would ultimately be dilutive to our common stock by increasing the number of shares outstanding. We cannot predict the effect this dilution may have on the price of our common stock. In addition, we may in the future issue shares of preferred stock which may have rights which are senior or superior to those of the common stock, such as rights relating to voting, the payment of dividends, redemption or liquidation.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

At present time, we intend to use available funds to finance our operations. Accordingly, we have no present intention of paying any cash dividends on our common stock in the foreseeable future. Therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, numerous assumptions, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are typically identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “projects”, “intends” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions. Actual events or results may differ materially. Moreover, neither we nor any other person assumes responsibility.

We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These forward-looking statements are inherently subject to known and unknown risks and uncertainties. We have included important cautionary statements in this prospectus, in the documents incorporated by reference in this prospectus, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making including, among others: research and product development uncertainties; regulatory policies and FDA approval requirements and uncertainties; competition from other similar businesses; market acceptance of our products; reliance solely on our hemostatic gauze product; dependence on other parties to market or products; raw material supply chain uncertainties; and market and general economic factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling security holder or their transferees. We will not receive any proceeds from the sale of the shares of common stock by the selling security holder. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA, which, if received, would be used in the following order of priority: (i) funding our research & development program and the costs of seeking approval from the FDA and other regulatory agencies to sell our products in the U.S. and other markets; (ii) funding expenses associated with our commercialization strategy targeting the human surgical (if we receive FDA approval to sell to this market) and 510k markets; (iii) paying off short term liabilities; and (iv) for working capital and other general corporate purposes.

The price at which we may sell our shares to White Lion during the term of the CSPA cannot be determined in advance and so we may sell fewer than 15,000,000 shares to White Lion to receive proceeds of $10,000,000 or we may sell 15,000,000 shares and receive less than $10,000,000 in gross proceeds, depending on the prices per share resulting from the purchase notices we may deliver to White Lion.

SELLING SECURITY HOLDER

This prospectus covers the resale of up to 15,000,000 shares of our common stock issued or issuable to the selling security holder. Pursuant to the CSPA, the Company issued 757,576 Commitment Shares to White Lion as consideration for its commitment to purchase shares of our common stock pursuant to the CSPA. The remaining 14,242,424 shares represents the Purchase Notice Shares that may be sold to White Lion, at our direction under the CSPA. White Lion has agreed to invest up to $10,000,000 in the Company through a series of common stock purchases over a 36-month term. Subject to the terms and conditions set forth in the CSPA, the Company has the right, but not the obligation to sell to White Lion shares of the Company’s common stock having an aggregate value of $10,000,000. Under the CSPA the Company may, in its sole discretion, and subject to the satisfaction of certain conditions, deliver a series of purchase notices to White Lion for up to the $10,000,000 in value of our shares. We are registering 15,000,000 shares in order to permit the selling security holder to offer the shares for resale from time to time.

The table below lists the selling security holder and other information regarding the “beneficial ownership” of the shares of common stock by the selling security holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of our common stock over which the selling security holder has sole or shared voting power or investment power and any shares of our common stock the selling security holder has the right to acquire within 60 days.

The selling security holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

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The second column indicates the number of shares of common stock beneficially owned by the selling security holder, based on its ownership as of September 2, 2022. The second column also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the selling security holder, without regard to any limitations on purchase described in this prospectus or in the CSPA.

The third column lists the shares of common stock being offered by this prospectus by the selling security holder.

The fourth column indicates the maximum amount of shares of common stock that would be beneficially owned by the selling security holder (assuming the sale of all shares offered hereby).

The fifth column indicates the percentage of shares of common stock that would be beneficially owned by the selling security holder (assuming the sale of all shares offered hereby).

This prospectus covers the resale of shares of our common stock being offered by the selling security holder and any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of common stock.

Because the issuance price of the common stock may be adjusted, the number of shares of common stock that will actually be issued upon issuance of the common stock may be more or less than the number of shares of common stock being offered by this prospectus. The selling security holder can offer all, some or none of its shares of common stock, thus the number of shares of common stock it will hold after this offering is indeterminate. However, as stated above, the fourth and fifth columns assume that the selling security holder will sell all shares of common stock covered by this prospectus. See “Plan of Distribution.”

Selling Security Holder	Number of Shares Beneficially Owned Before Offering (2)	Number of Shares Being Offered (3)	Maximum Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (%)
White Lion Capital, LLC (1)	757,576	15,000,000	0	0

(1)

Nathan Yee exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by White Lion. White Lion Capital LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)	Represents 641,025 Commitment Shares issued to White Lion upon the execution of the CSPA for making its irrevocable commitment to purchase shares of our common stock.

(3)

Although the CSPA provides that we may sell up to $10,000,000 of our common stock to White Lion, we are only registering 15,000,000 shares of our common stock for resale under this prospectus, including 757,576 Commitment Shares that we have issued to White Lion as consideration for its commitment to purchase shares of our common stock pursuant to the CSPA. Therefore, 14,242,424 of such shares represents the Purchase Notice Shares that may be sold to White Lion, at our direction under the CSPA. In connection with the CSPA, depending on the price per share that we sell our common stock to White Lion, we may need to sell more shares of our common stock than are registered for resale under this prospectus. If we chose to do so, we must first register for resale the additional shares. The total number of shares that White Lion offers for resale will depend upon the number of shares we ultimately sell to White Lion pursuant to the CSPA.

Purchases of our common stock by the selling security will be limited under the CSPA to the extent that the selling security holder together with its affiliates and attribution parties, may not beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of Common Stock following such purchase.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock that are issuable to the selling security holder under the CSPA, to permit the resale of these shares of common stock by the selling security holder from time to time after the date of this prospectus. The registered common stock may be sold or distributed from time to time by the selling security holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling security holder may use any one or more of the following methods when selling securities:

•	ordinary broker’s transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions;
•	any combination of the foregoing; or
•	any method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling security holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion, the selling security holder, may use an unaffiliated broker-dealer to effectuate some or all sales, if any, of the common stock that it may purchase from us pursuant to the CSPA. These sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling security holder and/or purchasers of our Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor selling stockholder can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the selling security holder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling security holder and any other required information.

We will pay a portion of the expenses incident to the registration, offering, and sale of the shares to White Lion.

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White Lion has agreed in the CSPA, that no short sale of our common stock will be permitted by White Lion or its affiliates.

We have advised White Lion that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by White Lion or upon the termination of the CSPA, whichever occurs sooner.

The selling security holder and any broker-dealers or agents that are involved in selling the securities may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the selling security holder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling security holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the selling security holder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation, as amended and our bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by provisions of applicable law.

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of September 2, 2022 we had 229,737,399 shares of common stock issued and outstanding and approximately 300 common stockholders of record.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, out of funds that we may legally use to pay dividends, subject to any preferential dividend rights of any outstanding series of preferred stock or series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co. Its address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119, United States; Telephone: (800) 785-7782.

Market for Securities

Our Common Stock trades on the OTCPK marketplace under the symbol “UEEC.”

CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S CERTIFICATE OF

INCORPORATION AND BYLAWS

United Health Products, Inc. is incorporated under the laws of the State of Nevada and is generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (a) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (b) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation adopt the statutory standard for exculpation of our officers and directors from individual liability for their acts or omissions as an officer or director.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Generally, indemnification under Section 78.7502 is discretionary and may be made by the corporation only as authorized in each specific case upon a determination that the indemnification is proper under the circumstances. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

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Section 78.751 of the NRS requires a Nevada company to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of (a) any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or (b) any claim, issue or matter therein, against expenses incurred by them in defending the action, including attorney’s fees. Unless restricted by the articles of incorporation, the bylaws, or agreement, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The Articles of Incorporation, the Bylaws, or agreement may require the corporation to pay such expenses upon receipt of such an undertaking.

Indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. The foregoing notwithstanding, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses upon undertaking as provided in 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or any Bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is provided.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our articles of incorporation and bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The financial statements of United Health Products, Inc. appearing it its Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by MAC Accounting Group, LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website at www.unitedhealthproductsinc.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022;

●

Our Current Reports on Form 8-K filed with the SEC on February 24, 2022, April 29, 2022, June 10, 2022, June 23, 2022, and July 19, 2022 (Commission File No. 000-27781 and only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and not as to information “furnished” thereunder); and

●

The description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on April 1, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: United Health Products, Inc., 526 Commerce Circle, STE. #102 Mesquite, NV 89027; telephone number (475) 755-1005.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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